UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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WATSON WYATT WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Communication to employees, sent by email to Watson Wyatt Worldwide, Inc.’s employees

October 16, 2007

To All Associates:

Today we have mailed to our shareholders the proxy information and ballot in preparation for our annual meeting on November 16, 2007. A significant action for shareholders is the election of the Board of Directors. The ballot for the Board of Directors is moving our board, like many other boards of publicly held U. S. companies, towards a more independent Board made up of Directors who are not employees of the Company. As a result, Gene Wickes and Roger Urwin, who have served ably, are not standing for re-election as Directors of the Company. Kevin Meehan, who previously served on the Board from 1999 to 2001, is standing for election to the Board. Babloo Ramamurthy will stand for re-election to the Board.

This change reflects the Board’s evolving philosophy and preference for having proportionately larger membership representation from independent, outside directors. The Board continues to recognize the important perspective Company executives bring on the most important business issues, however, and has therefore requested that executives responsible for the largest revenue components of the Company continue to attend all Board meetings and dinners. With Babloo and Kevin on the Board, Gene Wickes will continue to attend all Board functions as the Global Practice Director for the Benefits practice. We will also make sure that the Board continues to hear from and interact with other Company insiders throughout the year.

I am sure you join me in thanking Roger and Gene for their contributions to the Company in their capacity as Board members. Roger, who joined the Board in February 2006, has been a key resource in helping the Board understand investment matters, macroeconomic issues affecting our business and issues more directly affecting our business such as currency risk and exposure. Gene joined the Board in 2002 and has been instrumental in helping the Board understand the issues impacting the Benefits practice, which has traditionally been the Company’s most important revenue source. Both Roger and Gene have also made substantial contributions to the Board outside of their core areas of management. They will continue to serve the Company as the leaders of the Investment and Benefits practices, respectively, and as members of the Global Matrix Group.

Our Board of Directors will continue to consider the needs of the Company and the Board.

John

John J. Haley

President and CEO